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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------
Contact:
Vallee Hubbard
Borland International, Inc.
(408) 431-4705

Susan Walker
Neale-May & Partners
(415) 328-5555 x119
swalker@nealemay.com


          TOP FINANCIAL EXECUTIVE JOINS EXPANDING BORLAND TEAM AS CFO
   FORMER FINANCIAL EXECUTIVE OF AST RESEARCH INC. AND WESTERN DIGITAL CORP.
                                   APPOINTED

     SCOTTS VALLEY, Calif. -- May 6, 1997 -- Borland International, Inc. (NASDAQ:BORL) today announced the appointment of Kathleen M. Fisher, 42, to chief financial officer. Fisher, who joins Borland today, brings more than 15 years of experience with multinational computer and software companies such as AST Research Inc., Western Digital Corp. and Softbank Content Services Inc. This appointment adds a key member to Borland's turnaround team that Borland's chairman and CEO, Delbert W. Yocam, began assembling after joining the company in December 1996. Fisher succeeds Paul W. Emery, who has left the company.

     "We are delighted to have Kathy join our new executive team that is now in place and ready to drive the revitalization of Borland," said Yocam. "Kathy brings to Borland extensive experience in conservative fiscal management and insightful forecasting and planning. With her background in managing multimillion dollar and high-growth global companies, she will leverage her experience to bring greater controls to Borland's financial structure."

     "I was attracted to Borland because of the dynamic turnaround plan Del has outlined for the company, as well as Borland's solid foundation in the industry and well-known reputation for outstanding technology," said Fisher. "It's clear that Del is building an energetic team that is adept at execution and well-prepared to implement Borland's fiscal 1998 financial objectives for profitability and growth."

     In addition to overseeing Borland's financial management, Fisher will also be responsible for Borland's information systems and operations. Fisher previously held executive-level positions at technology companies such as: AST Research Inc., Western Digital Inc., Softbank Content Services Inc. and Vitarel Microelectronics Inc.
                                     (more)
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TOP FINANCIAL EXECUTIVE JOINS EXPANDING BORLAND TEAM AS CFO
Page 2 of 2


     Fisher received a master of business administration from the University of Southern California, Los Angeles, and a bachelor of science in business administration from the University of Redlands in Redlands, Calif.

     The appointment of Kathleen Fisher as CFO is the latest in a series of new executive appointments as part of Yocam's plan aimed at strengthening Borland's management team. Recent executive appointments to Borland include Rick LeFaivre as chief technology officer and John Floisand as vice president of U.S. Sales.


BORLAND: MAKING DEVELOPMENT EASIER

     Borland International, Inc. (NASDAQ:BORL) is a leading provider of high-quality software products for software application developers worldwide.
Borland is distinguished for its award-winning family of rapid application development tools and scalable middleware technology for desktop, client/server, intranet/Internet, and enterprise systems. The Company's products are supported through comprehensive corporate and independent developer programs, value added resellers, and systems integrators. Founded in 1983, Borland is headquartered in Scotts Valley, California. For more information on Borland, customers can visit Borland Online at http://www.borland.com.
                                      ###
NOTE TO EDITORS: Copies of previous Borland press releases and additional corporate and product information are also available on Borland's Web site at http://www.borland.com.

Note: Forward-looking statements in this release, including but not limited to, those concerning Borland's future financial performance, product availability dates, and the potential features of or benefits to be derived from the Company's products, involve a number of uncertainties and risks, and actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, among others, the following: possible disruptive effects of organizational or personnel changes, shifts in customer demand, market acceptance of the Company's new or enhanced products, delays in scheduled product availability dates, actions or announcements by competitors, software errors, general business conditions, and market growth rates in the client/server and Internet software markets, and other factors described in the Company's S.E.C. reports on forms 10-K, 10-Q, 8-K, and the Borland prospectus relating to the acquisition of Open Environment Corporation.